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                                                                    Exhibit 10.1

                                AMENDMENT NO. 1
                          TO THE CALIBER SYSTEM, INC.
                     DIRECTORS' DEFERRED COMPENSATION PLAN
                    (Amended and Restated as of May 8, 1996)



          THIS AMENDMENT NO. 1, dated as of the 8th day of August 1997 by Caliber System, Inc. ("Caliber");


                                   WITNESSETH


          WHEREAS, Caliber sponsors the Caliber System, Inc. Directors' Deferred Compensation Plan (the "Plan");

          WHEREAS, Caliber wishes to amend the Plan effective January 1, 1997, pursuant to the power reserved to it in Article X of the Plan;

          NOW THEREFORE, Caliber amends the Plan by:

          1) Amending Paragraph 4.2 of the Plan in its entirety to read as follows:

               4.2 CREDITING OF DEFERRED FEES. Deferred Fees that a Participant elects to have credited in dollar amounts shall be credited to the Participant's Deferred Benefit Account as they become payable to the Director. Deferred Fees otherwise payable to a Director during a Plan Year that a Participant elects to have credited in Units shall be credited to the Participant's Deferred Benefit Account as of the end of each calendar quarter (and such quarterly credits shall take into account the amount of cash dividends paid by the Company on equivalent amounts of Shares during periods after the dates on which Fees otherwise would have been payable to the Director). The number of Units to be credited to each Participant's Deferred Benefit Account shall be determined on the basis of the average fair market value of Caliber common stock. The average fair market value of Caliber common stock for each calendar quarter shall be determined by averaging the closing prices on the New York Stock Exchange on the last business day of each month in the applicable calendar quarter.

          (2) Amending Paragraph 5.3 of the Plan in its entirety to read as follows:

               5.3 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Benefit Account to which Fees have been credited in Units shall be credited as of the end of each calendar quarter with additional Units equal in value to the amount of cash dividends paid by the Company during each quarter of each Plan Year on the number of Shares equivalent


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Amendment No. 1 to the Caliber System, Inc.
Directors' Deferred Compensation Plan
Page 2 of 2

               to the number of Units in such Deferred Benefit Account as of the dividend record date. Such dividend equivalents shall be valued on the basis of the average fair market value of Caliber common stock. The average fair value of Caliber common stock for each such calendar quarter shall be determined by averaging the closing prices on the New York Stock Exchange on the last business day of each month in the applicable calendar quarter. Until a Participant or his or her Beneficiary receives his or her entire Deferred Benefit Account, the unpaid balance thereof credited in Units shall earn dividend equivalents as provided in this Section 5.3.

          (3) Amending Paragraph 6.2 of the Plan in its entirety to read as follows:

               6.2 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Share Award Account shall be credited as of the end of each calendar quarter with additional Units equal in value to the amount of cash dividends paid by the Company during each quarter of each Plan Year on the number of Shares equivalent to the number of Units in such Deferred Share Award Account as of the dividend record date. Such dividend equivalents shall be valued on the basis of the average fair market value of Caliber common stock. The average fair market value of Caliber common stock for such calendar quarter shall be determined by average the closing prices on the New York Stock Exchange on the last business day of each month in the applicable calendar quarter. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Award Account, the unpaid balance thereof credited in Units shall earn dividend equivalents as provided in this Section 6.2.